Exhibit 99.1

Quest Diagnostics to Acquire U.S. Laboratory Services Business of Oxford Immunotec

Acquisition to broaden access to tuberculosis (TB) IGRA blood testing in the United States

SECAUCUS, NJ, OXFORD, U.K. and MARLBOROUGH, MA., September 25, 2018 – Quest Diagnostics (NYSE: DGX), the world's leading provider of diagnostic information services, and Oxford Immunotec Global PLC (Nasdaq: OXFD), a global, high-growth diagnostics company, today announced the signing of a definitive agreement under which Quest will acquire the U.S. laboratory services business of Oxford Immunotec.

The acquisition, once completed, will include the T-SPOT®.TB tuberculosis and the Accutix™ tick-borne disease testing services provided by Oxford Immunotec’s laboratories in Memphis, TN, and Norwood, MA. As part of the transaction, Oxford Immunotec will sell T-SPOT.TB test kits and related accessories to Quest Diagnostics under the terms of a long-term supply agreement, which would be effective at closing of the acquisition. In addition, the parties expect to enter into a strategic collaboration agreement to drive continued growth of T-SPOT.TB testing in the U.S.

Quest Diagnostics intends to continue to offer QuantiFERON TB blood testing services to provide physicians choice in blood-based TB testing.

“This acquisition will extend our capabilities in infectious disease diagnostics, consistent with our strategy to accelerate growth by broadening access to diagnostic innovation," said Steve Rusckowski, Chairman, President and CEO, Quest Diagnostics. “It will build on our momentum in tuberculosis services by enabling us to bring greater choice to physicians who seek innovative blood-based TB testing over traditional methods.”

“We are thrilled to be joining forces with Quest Diagnostics,” said Dr. Peter Wrighton-Smith, CEO, Oxford Immunotec. “As a result of this transaction, physicians and patients across the United States will benefit from significantly broader access to our T-SPOT.TB test.”

The transaction has been approved by the Boards of Directors of both companies, and is expected to be completed in the fourth quarter of 2018, subject to customary regulatory approvals. Shareholder approval will not be required for either company.

About Blood-based TB Testing

The T-SPOT.TB test is an interferon-gamma release assay (IGRA) that is intended for use as an aid in the diagnosis of Mycobacterium tuberculosis infection and disease. As many as 13 million cases of latent TB may exist in the U.S.[i] The Infectious Diseases Society of America (IDSA) and other medical associations recommend blood-based IGRA TB testing over traditional skin testing for certain patient populations, citing relative accuracy and the ability to perform IGRA testing with one office visit.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes. Derived from the world's largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management. Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our 45,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

Quest, Quest Diagnostics, and all associated Quest Diagnostics registered or unregistered trademarks are the property of Quest Diagnostics. All third-party marks are the property of their respective owners.

About Oxford Immunotec

Oxford Immunotec Global PLC is a global, high-growth diagnostics company focused on developing and commercializing proprietary tests for the management of underserved immune-regulated conditions. The Company’s T-SPOT.TB test has been approved for sale in over 50 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, Europe, where it has obtained a CE mark, as well as Japan and China. The Company is headquartered near Oxford, U.K. and in Marlborough, MA. Additional information can be found at www.oxfordimmunotec.com.

T-SPOT, the Oxford Immunotec logo, and Accutix are trademarks of Oxford Immunotec Ltd.

Forward-Looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this release are forward-looking statements. This includes statements about Oxford Immunotec’s anticipated plans, objectives, intentions, the anticipated benefits of the transaction, the effects of the transaction, including effects on future financial and operating results, prospects for sales of its products and other statements that are not historical facts. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainites. Risks and uncertainties include, among others: risks related to the satisfaction of the conditions to closing the transaction (including the failure to obtain the necessary approvals) in the anticipated timeframe or at all; whether any legal action is brought that results in a delay in or prohibition of the consummation of the transaction; whether Oxford Immunotec’s expenses are as predicted; the amount of any working capital adjustment in the transaction; disruption of management time from ongoing business operations due to the transaction; the risk that Oxford Immunotec may fail to realize the benefits expected from the transaction; the risk that the announcement of the completion of the transaction could have adverse effects on the market price of Oxford Immunotec’s common stock; decisions by regulatory authorities, hospitals and other health care institutions, laboratories, physicians, patients and third party payers that could affect Oxford Immunotec’s business and prospects; as well as its ability to expeditiously and successfully expand its sales and distribution networks. The risks included above are not exhaustive. Other factors that could adversely affect Oxford Immunotec’s business and prospects are described under the "Risk Factors" section in its filings with the Securities and Exchange Commission (“SEC”). Oxford Immunotec’s SEC filings are available for free by visiting the investor section of its website, www.oxfordimmunotec.com, or the SEC’s website, www.sec.gov.

Investors should give careful consideration to these risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this release. Oxford Immunotec does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACTS:

Quest Diagnostics:

Wendy Bost, (Media): 973-520-2800

Shawn Bevec, (Investors): 973-520-2900

Oxford Immunotec:

Karen Koski

VP, Strategy and Investor Relations

Oxford Immunotec (Investors & Media)

Tel: 508-556-1377

kkoski@oxfordimmunotec.com

[i] https://labtestsonline.org/news/blood-tests-recommended-over-skin-tests-to-check-for-tb-in-most-cases